Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR FIRST QUARTER

ENDED JULY 31, 2007

Achieves Record Net Revenue and 15% Sequential Quarterly Growth

SUNNYVALE, Calif., August 22, 2007 – Blue Coat Systems, Inc. (NASDAQ: BCSI), a leader in WAN Application Delivery and Secure Web Gateway, today reported its financial results for its first quarter of fiscal 2008 ended July 31, 2007. Net revenue for the first fiscal quarter of 2008 was $62.4 million, an increase of 71% compared to net revenue of $36.4 million for the same quarter last year and a 15% increase compared to net revenue of $54.5 million in the prior quarter.

“We attribute delivery of this quarterly record net revenue to our increasing success in the WAN Application Delivery market,” said Brian NeSmith, President and Chief Executive Officer. “Clearly our customers see the value in our unique ability to provide security and high speed application delivery in one appliance, our ProxySG® product.”

On a GAAP basis, the Company reported net income of $2.6 million, or $0.14 per diluted share, in the first quarter of fiscal 2008, compared to a net loss of $759,000, or $0.05 per diluted share, in the fourth quarter of fiscal 2007. Net income in the first quarter of fiscal 2008 includes $3.3 million in stock-based compensation expense, $1.9 million in expenses associated with the stock option investigation, and $0.4 million in amortization of intangible assets. In the fourth quarter of fiscal 2007, net income includes $2.5 million in legal and accounting expenses associated with the stock option investigation and related restatement of the Company’s consolidated financial statements, $1.9 million in stock-based compensation expense, $1.7 million related to payroll taxes, interest and penalties on stock options, and $0.4 million in amortization of intangible assets.

The Company reported non-GAAP net income of $8.3 million, or $0.43 per diluted share, in the first quarter of fiscal 2008, compared to non-GAAP net income of $5.7 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2007.

Blue Coat ended the quarter on July 31, 2007, with cash, cash equivalents, short-term investments, and restricted investments totaling $118 million, an increase of $19 million from the prior quarter.

The non-GAAP financial measures presented above exclude the amortization of intangible assets, stock-based compensation expense, expenses associated with the stock option investigation and related restatement of the Company’s consolidated financial statements, and payroll taxes, interest and penalties on stock options. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP net income and earnings per share.

Financial Outlook

For the fiscal quarter ending October 31, 2007, the Company currently anticipates net revenue in the range of $67 - $70 million. On a non-GAAP basis, which excludes the amortization of intangible assets, stock-based compensation expense, and expenses associated with the stock option investigation, net income is expected to be between $8.6 - $10.1 million, or $0.43 - $0.50 per diluted share.

Two-for-One Stock Split

On August 16, 2007, Blue Coat’s Board of Directors approved a two-for-one forward stock split of the Company’s common stock. The stock split will be effected by the issuance of a stock dividend of one share of BCSI common stock for each share of BCSI common stock issued and outstanding as of the record date of September 13, 2007. The shares of BCSI common stock resulting from the stock split will be issued by BCSI’s transfer agent. Following the stock split, Blue Coat will have approximately 36.3 million shares outstanding, on an as converted basis, based on the number of shares outstanding as of August 21, 2007. BCSI will begin trading on the NASDAQ Global Market on a split-adjusted basis on October 3, 2007.

The financial outlook of $0.43 - $0.50 per diluted share referenced above translates to $0.21 - $0.25 per diluted share, reflecting the effect of the stock split.

About Non-GAAP Financial Measures

Blue Coat uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. These measures are not in accordance with, or an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the legal and accounting expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements, stock-based compensation expense, payroll taxes, penalties and interest related to the disqualification of stock options due to revised measurement dates, and amortization of intangible assets. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations since items such as the legal and accounting expenses related to the stock option investigation and related restatement of the Company’s consolidated financial statements, stock-based compensation expense, payroll taxes, penalties and interest related to the disqualification of stock options due to revised measurement dates, and amortization of intangible assets are not considered to impact current resource allocation decisions. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call & Webcast

The Company will host a conference call today at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time). Participants should call (612) 332-0725 with the passcode: 883048. A replay of the call will be available starting Wednesday, August 22, 2007 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 883048. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 40,000 appliances worldwide. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the Company’s expected net revenue, non-GAAP net income and non-GAAP earnings per share in the second fiscal quarter of 2008; the two-for-one forward stock split; and statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to the risks described in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2007.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	July 31, 2007	April 30, 2007	July 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$48,076	$43,227	$27,260
Service	14,327	11,245	9,155

Total net revenue	62,403	54,472	36,415
Cost of net revenue:
Product	9,819	9,350	7,217
Service	4,792	3,786	3,033

Total cost of net revenue	14,611	13,136	10,250

Gross profit	47,792	41,336	26,165

Operating expenses:
Research and development	11,615	11,453	9,180
Sales and marketing	28,614	24,586	14,419
General and administrative	5,682	6,466	6,174
Amortization of intangible assets	112	113	188

Total operating expenses	46,023	42,618	29,961

Operating income/(loss)	1,769	(1,282)	(3,796)
Interest income	1,247	968	897
Other income/(expense)	(43)	39	(120)

Income/(loss) before income taxes	2,973	(275)	(3,019)
Provision for income taxes	331	484	118

Net income/(loss)	$2,642	$(759)	$(3,137)

Basic net income/(loss) per common share	$0.17	$(0.05)	$(0.22)

Diluted net income/(loss) per common share	$0.14	$(0.05)	$(0.22)

Shares used in computing basic net income/(loss) per common share	15,212	14,808	14,340

Shares used in computing diluted net income/(loss) per common share	19,410	14,808	14,340

BLUE COAT SYSTEMS, INC.

Table 2

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Intangible Assets, Stock-Based Compensation and

Expenses Associated with the Stock Option Investigation and Related Restatement

(In thousands, except per share amounts)

	Three Months Ended
	July 31, 2007	April 30, 2007	July 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$48,076	$43,227	$27,260
Service	14,327	11,245	9,155

Total net revenue	62,403	54,472	36,415
Cost of net revenue:
Product	9,211	8,950	6,787
Service	4,559	3,654	2,896

Total cost of net revenue	13,770	12,604	9,683

Gross profit	48,633	41,868	26,732

Operating expenses:
Research and development	9,927	9,243	8,241
Sales and marketing	26,980	23,946	13,396
General and administrative	4,277	3,614	3,267

Total operating expenses	41,184	36,803	24,904

Operating income/(loss)	7,449	5,065	1,828
Interest income	1,247	1,127	897
Other income/(expense)	(43)	39	(120)

Income before income taxes	8,653	6,231	2,605
Provision for income taxes	331	484	118

Net income	$8,322	$5,747	$2,487

Basic net income per common share	$0.55	$0.39	$0.17

Diluted net income per common share	$0.43	$0.31	$0.15

Shares used in computing basic net income per common share	15,212	14,808	14,340

Shares used in computing diluted net income per common share	19,410	18,582	16,269

BLUE COAT SYSTEMS, INC.

Table 3

RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended
		July 31, 2007	April 30, 2007	July 31, 2006
Net income excluding certain charges and benefits (Non-GAAP)		$8,322	$5,747	$2,487

Stock-based compensation	(1)	(3,349)	(1,890)	(2,944)
Expenses related to stock option investigation and restatement	(2)	(1,883)	(2,524)	(2,195)
Amortization of intangible assets (Cost of net revenue)	(3)	(336)	(311)	(297)
Amortization of intangible assets (Opex)	(3)	(112)	(113)	(188)
Payroll taxes, penalties and interest	(4)	—	(1,668)	—

Net income/(loss)		$2,642	$(759)	$(3,137)

Diluted net income per common share excluding certain charges and benefits (Non-GAAP)		$0.43	$0.31	$0.15

Stock-based compensation		(0.17)	(0.10)	(0.18)
Expenses related to stock option investigation and restatement		(0.09)	(0.14)	(0.13)
Amortization of intangible assets (Cost of net revenue)		(0.02)	(0.02)	(0.02)
Amortization of intangible assets (Opex)		(0.01)	(0.01)	(0.01)
Payroll taxes, penalties and interest		—	(0.09)	—
Anti-dilution adjustment for GAAP-based net loss		—	—	(0.03)

Diluted net income/(loss) per share		$0.14	$(0.05)	$(0.22)

Shares used in computing diluted net income/(loss) per common share	(5)	19,410	18,582	16,269

(1) Includes stock-based compensation as follows:
Cost of product		$(161)	$(89)	$(133)
Cost of service		(152)	(132)	(137)
Research and development		(1,102)	(701)	(939)
Sales and marketing		(1,114)	(640)	(1,023)
General and administration		(820)	(328)	(712)

Total stock-based compensation		$(3,349)	$(1,890)	$(2,944)

(2)    In fiscal Q1 2008, we recognized $1.5 million in non-cash expense related to the modification of outstanding stock options held by employees in the U.S. who participated in the tender offer consummated on May 29, 2007. The remaining amount in fiscal Q1 2008, and amounts in other periods relate to professional services associated with the Company’s stock option investigation and related restatement.

(3)    Amortization of intangible assets associated with the acquisitions of certain NetCache assets, Permeo Technologies, Inc., Cerberian, Inc., and Ositis Software, Inc., in September 2006, March 2006, November 2004 and November 2003, respectively.

(4) Payroll taxes and associated penalties and interest related to the disqualification of stock options due to revised measurement dates.
Cost of product		$—	$—	$—
Cost of service		—	—	—
Research and development		—	(1,509)	—
Sales and marketing		—	—	—
General and administration		—	—	—
Penalties and interest		—	(159)	—

Total payroll taxes, penalties and interest		$—	$(1,668)	$—

(5)    For the first and fourth quarters of fiscal 2007, shares used in computing diluted net income per common share on a non-GAAP basis differ from shares used in computing net loss per common share on a GAAP basis since the inclusion of certain instruments on a GAAP basis would have been anti-dilutive.

BLUE COAT SYSTEMS, INC.

Table 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2007	April 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,201	$50,013
Short-term investments	36,758	43,874
Restricted cash equivalents	4,168	4,120
Accounts receivable, net	33,055	32,079
Inventories	317	489
Prepaid expenses and other current assets	6,830	7,536

Total current assets	157,329	138,111

Property and equipment, net	10,584	9,309
Restricted cash	861	861
Goodwill	92,243	92,243
Identifiable intangible assets, net	6,240	6,650
Other assets	1,452	1,500

Total assets	$268,709	$248,674

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,714	$12,051
Accrued payroll and related benefits	17,938	11,710
Deferred revenue	45,912	41,910
Accrued restructuring	163	238
Other accrued liabilities	4,706	5,808

Total current liabilities	76,433	71,717

Deferred revenue, less current portion	14,887	13,858
Deferred rent, less current portion	1,453	1,585
Deferred income taxes	546	483
Other non-current liabilities	569	563

Commitments and contingencies

Series A redeemable convertible preferred stock	41,879	41,879

Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,040,109	1,028,409
Treasury stock	(903)	(903)
Accumulated deficit	(906,288)	(908,930)
Accumulated other comprehensive income (loss)	22	11

Total stockholders' equity	132,942	118,589

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$268,709	$248,674